UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 27, 2011

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           As previously reported, on September 22, 2011 (the “Separation Date”), Léo Apotheker terminated as President and Chief Executive Officer of Hewlett-Packard Company (“HP”), effective immediately.  In connection with that termination, on September 28, 2011, HP and Mr. Apotheker entered into a Separation and General Release Agreement (the “Separation Agreement”).  The Separation Agreement confirms that Mr. Apotheker will receive the following, each of which is provided for under the terms of the Employment Agreement between HP and Mr. Apotheker dated September 29, 2010 (the “Employment Agreement”):

•         A severance payment in the amount of $7.2 million payable in installments over the next 18 months;

•         Accelerated vesting of the 156,000 shares of restricted stock granted to Mr. Apotheker pursuant to the terms of the Employment Agreement, such restricted stock having an aggregate value of $3,557,800 based on the per share closing price of HP common stock on the New York Stock Exchange on the Separation Date; and

•         An aggregate of 424,000 of the 728,000 performance-based restricted stock units (“PRUs”) awarded to Mr. Apotheker pursuant to the terms of the Employment Agreement will remain outstanding (Mr. Apotheker has waived his rights to receive the remaining 304,000 PRUs that would have vested on October 31, 2012 pursuant to the terms of the Employment Agreement), with all continued service requirements to the vesting of the 424,000 outstanding PRUs deemed satisfied as of the Separation Date as provided under the terms of the Employment Agreement. In accordance with the terms of HP’s PRU program, whether any payouts are made in connection with such PRUs will depend on the satisfaction of annual targets of cash flow from operations as a percentage of revenue and an overall “modifier” based on HP’s total shareholder return over the applicable three-year performance period relative to the S&P 500.

In addition, the Separation Agreement provides Mr. Apotheker will receive the following benefits not specifically provided for under the Employment Agreement:

•         An annual bonus of $2.4 million under the Hewlett-Packard Company 2005 Pay-for-Results Plan (the “PfR Plan”), reflecting his nearly 11 months of service with HP, payable at the time that payouts are made to other executives of HP for the fiscal year ending October 31, 2011;

•         Coverage under HP’s standard relocation and housing assistance programs and reimbursement for, to the extent not covered by such programs, (i) reasonable relocation expenses, including return airfare, for Mr. Apotheker and his spouse to France or Belgium under HP’s policy regarding executive air travel, and (ii) up to an additional $300,000 for any loss Mr. Apotheker incurs on the sale of his California residence and other reasonable fees and expenses Mr. Apotheker incurs in connection with such sale;

•         Payment or reimbursement for premium payments under the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for Mr. Apotheker and his eligible dependents under HP’s group medical and dental plans to the extent such premium payments exceed premiums paid by then-current HP employees for similar coverage for a period of up to eighteen (18) months following the Separation Date;

•         Payment or reimbursement for reasonable legal fees and costs of negotiating the Separation Agreement and for out-of-pocket security and other business-related expenses incurred at Mr. Apotheker’s California residence; and

•         Coverage under HP’s standard expatriate tax equalization program and, in the event that Mr. Apotheker becomes a tax resident of France or Belgium after the date of the Separation Agreement, then, to the extent not covered by such program, (i) to the extent any payment made under the Separation Agreement is exempt from tax in France or Belgium, as the case may be, reimbursement for any taxes imposed by the United States (or any political subdivision thereof) on such payment in excess of the amount of tax that would have been payable if the payment were fully taxed in France or Belgium, as applicable; and (ii) to the extent any payment under the Separation Agreement is not exempt from tax in France or Belgium, as the case may be, reimbursement for any taxes imposed by the United States (or any political subdivision thereof) on such payment made after the date that Mr. Apotheker becomes so resident for which Mr. Apotheker does not obtain a tax credit in France or Belgium, as applicable.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

(c)                 As previously reported, on September 22, 2011, the HP Board of Directors (the “Board”) elected Margaret C. Whitman as President and Chief Executive Officer of HP, effective immediately.  In connection with that election, on September 27, 2011, HP and Ms. Whitman executed an employment offer letter (the “Offer Letter”) that provides Ms. Whitman will receive the following:

•         A base salary of $1 per year;

•         A non-qualified option to purchase 1,900,000 shares of HP common stock under the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan (the “2004 Plan”) at an exercise price equal to the fair market value of a share of HP common stock on the grant date.  The option, which will have an eight-year term, will vest in accordance with the vesting schedule and performance criteria described below, which criteria require that HP’s stock price increase by at least 40% over the price on the grant date of the option for the option to vest in full:

•         100,000 shares will vest, if at all, on each of the first three anniversaries of the option grant date, subject to Ms. Whitman’s continued employment;

•         800,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Ms. Whitman’s continued employment on the first anniversary of the option grant date, and (ii) subject to Ms. Whitman’s continued employment on such date, the first date that the closing price of HP common stock on the New York Stock Exchange has met or exceeded 120% of the exercise price of the option for at least 20 consecutive trading days; and

•         800,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Ms. Whitman’s continued employment on the second anniversary of the option grant date, and (ii) subject to Ms. Whitman’s continued employment on such date,  the first date that the closing price of HP common stock on the New York Stock Exchange has met or exceeded 140% of the exercise price of the option for at least 20 consecutive trading days.

The option will be subject to substantially the same terms and conditions as apply to options granted to other executives under the 2004 Plan except that the following terms apply upon a termination of her employment: (i) if Ms. Whitman’s employment is involuntarily terminated without cause by HP, then Ms. Whitman will forfeit all unvested shares subject to performance-based vesting, receive pro-rata accelerated vesting of all unvested shares subject to time-based vesting, and retain the right to exercise the option with respect to vested shares during the one-year period following her termination (or until the original expiration date of the option, if earlier), and (ii) any accelerated vesting of the option following Ms. Whitman’s death or disability will apply only to shares subject to time-based vesting with any unvested shares subject to performance-based vesting being forfeited.

•         A target annual bonus for HP’s 2012 fiscal year of $2.4 million, with a maximum bonus opportunity equal to 2.5 times target, under the PfR Plan, subject to the satisfaction of the same performance conditions applicable to other participants in the PfR Plan;

•         Severance benefits under HP’s Severance Plan for Executive Officers (the “SPEO”) in effect at her termination, which currently provides that, in the event of the involuntary termination of Ms. Whitman’s employment without cause, she will be eligible to receive a lump sum severance payment equal to 1.5 times (rather than 2.0 times, as currently provided for the CEO under the SPEO) the sum of her annual base salary plus the average of her actual bonuses paid under the PfR Plan during the preceding three years (or her actual period of employment, if less), subject to her execution of a release of claims in favor of HP;

•         Perquisites at the same level as HP’s other senior executive officers; and

•         Eligibility to participate in HP’s U.S. benefit plans on the same basis as other similarly situated employees.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

(e)                 As previously reported, on September 22, 2011, HP appointed Raymond J. Lane, HP’s then-current non-executive Chairman of the Board, to serve as executive Chairman of the Board, effective immediately.  In his role as executive Chairman, Mr. Lane is expected to spend significant time supporting the CEO transition, providing guidance and oversight to management, helping with the formulation and implementation of HP’s strategic plans, acting as the Board’s liaison to management and fulfilling such other duties as requested by the Board. In connection with that appointment, on September 27, 2011, the Board granted Mr. Lane a non-qualified option under the 2004 Plan to purchase 1,000,000 shares of HP common stock at an exercise price equal to the fair market value of a share of HP common stock on the grant date.  The option, which will have an eight-year term, will vest in accordance with the vesting schedule and performance criteria described below, which criteria require that HP’s stock price increase by at least 40% over the price on the grant date of the option for the option to vest in full:

•         One-third of 200,000 shares will vest, if at all, on each of the first three anniversaries of the option grant date, subject to Mr. Lane’s continued service as executive Chairman;

•         400,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Mr. Lane’s continued service as executive Chairman on the first anniversary of the option grant date, and (ii) subject to Mr. Lane’s continued service as executive Chairman on such date, the first date that the closing price of HP common stock on the New York Stock

Exchange has met or exceeded 120% of the exercise price of the option for at least 20 consecutive trading days; and

•         400,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Mr. Lane’s continued service as executive Chairman on the second anniversary of the option grant date, and (ii) subject to Mr. Lane’s continued service as executive Chairman on such date, the first date that the closing price of HP common stock on the New York Stock Exchange has met or exceeded 140% of the exercise price of the option for at least 20 consecutive trading days.

If Mr. Lane’s service as executive Chairman terminates for any reason other than his death while any portion of the option remains outstanding: (i) Mr. Lane will immediately forfeit all unvested shares subject to performance-based vesting; (ii) all unvested shares subject to time-based vesting will continue to vest during any subsequent period that Mr. Lane remains a member of the Board without being executive Chairman; (iii) Mr. Lane will forfeit all unvested shares subject to time-based vesting at the time that he ceases to be a Board member in any capacity; and (iv) Mr. Lane will retain the right to exercise the option with respect to all vested shares during any subsequent period that he remains a member of the Board in any capacity and for 30 days after he ceases to be a Board member (or until the expiration of the option, if earlier).

In the event that Mr. Lane’s service as executive Chairman terminates due to his death while any portion of the option remains outstanding: (i) the vesting of all unvested shares subject to time-based vesting will be accelerated; (ii) all unvested shares subject to performance-based vesting will be forfeited; and (iii) Mr. Lane’s estate will retain the right to exercise the option with respect to all vested shares during the one-year period following his death (or until the expiration of the option, if earlier).

Mr. Lane also will continue to receive the compensation provided to other non-employee directors of HP so long as he remains a member of the Board.

Item 9.01.                    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Separation and General Release Agreement, dated September 28, 2011, between HP and Léo Apotheker.
10.2	Employment offer letter, dated September 27, 2011, between HP and Margaret C. Whitman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 29, 2011	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation and General Release Agreement, dated September 28, 2011, between HP and Léo Apotheker.
10.2	Employment offer letter, dated September 27, 2011, between HP and Margaret C. Whitman.